                                                                       EXHIBIT 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                  12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                February 13, 1998


Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine  04112-9540

          Re:              Registration Statement on Form S-8
                           1,515,000 Shares of Common Stock

Ladies and Gentlemen:

          We are special counsel to Peoples Heritage Financial Group, Inc., a Maine corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 1,250,000 shares of common stock, par value $0.01 per share ("Common Stock"), to be issued pursuant to the Corporation's 1996 Equity Incentive Plan (the "Equity Plan") pursuant to stock options, stock appreciation rights, restricted stock grants or other awards thereunder, and up to 265,000 shares of Common Stock to be issued pursuant to the Corporation's Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "Directors Plan") upon the exercise of stock options (the Equity Plan and the Directors Plan are referred to together as the "Plans" and stock options and/or appreciation rights granted under the Plans are referred to as "Option Rights"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

          For this purpose, we have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials,

Board of Directors
February 13, 1998
Page 2


officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

          For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

           Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                By: /s/ Gerard L. Hawkins
                                    ----------------------------------
                                    Gerard L. Hawkins, a Partner